Exhibit 99.2

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 1 to the Schedule 13D filed on January 11, 2011 (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.001 per share, of Advanced Analogic Technologies Incorporated.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 11, 2011

DIALECTIC CAPITAL PARTNERS, LP

By:	Dialectic Capital, LLC, its general partner

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC CAPITAL MANAGEMENT, LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC OFFSHORE, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

DIALECTIC ANTITHESIS PARTNERS, LP

By:	Dialectic Capital, LLC, its general partner

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC ANTITHESIS OFFSHORE, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

DIALECTIC OFFSHORE, L2, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

/s/ John Fichthorn
JOHN FICHTHORN

/s/ Luke Fichthorn
LUKE FICHTHORN